As filed with the Securities and Exchange Commission on August 8, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DURECT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	94-3297098
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10260 Bubb Road

Cupertino, CA 95014

(Address of Principal Executive Offices)

DURECT Corporation 2000 Stock Plan

(Full title of the plan)

James E. Brown

Chief Executive Officer

DURECT Corporation

10260 Bubb Road

Cupertino, CA 95014

(Name and address of agent for service)

(408) 777-1417

(Telephone number, including area code, of agent for service)

Copy to:

Stephen B. Thau

Morrison & Foerster LLP

755 Page Mill Road

Palo Alto, California 94304

(650) 813-5600

(Calculation of Registration Fee on following page)

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
DURECT Corporation 2000 Stock Plan
Common Stock, par value $0.0001 per share	4,000,000 Shares	$1.51(2)	$6,040,000.00	$777.96
Total	4,000,000 Shares		$6,040,000.00	$777.96

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock that may be offered or issued in connection with any stock dividend, stock split or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of common stock.
(2)	Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low sale prices of the common stock as reported on the NASDAQ Global Market on August 5, 2014.

EXPLANATORY NOTE

This Registration Statement is being filed to register an additional 4,000,000 shares of our common stock for issuance under our 2000 Stock Plan. An amendment of our 2000 Stock Plan, including an increase of 4,000,000 shares of our common stock available for issuance thereunder, was approved at our annual meeting of stockholders on June 16, 2014 as previously reported on our Form 8-K filed on June 17, 2014. Pursuant to General Instruction E of Form S-8, we incorporate by reference into this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein, the contents of our Registration Statements on Form S-8 relating to our 2000 Stock Plan filed with the Securities and Exchange Commission on October 5, 2000, May 18, 2001, April 12, 2002, August 29, 2003, November 12, 2004, May 6, 2005, May 17, 2006, August 8, 2007, August 12, 2008, August 4, 2009, May 10, 2010 and August 5, 2011 (Registration Nos. 333-47400, 333-61224, 333-86110, 333-108390, 333-120405, 333-124701, 333-134200, 333-145244, 333-152968, 333-161025, 333-166700 and 333-176113, respectively).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.	EXHIBITS

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on August 8, 2014.

DURECT CORPORATION

By:	/s/ JAMES E. BROWN
James E. Brown
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of DURECT Corporation do hereby constitute and appoint James E. Brown and Felix Theeuwes, and each of them severally, our true and lawful attorneys-in-fact and agents, each acting alone with full power of substitution and resubstitution, to do any and all such acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended (“Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement on Form S-8 under the Securities Act, including specifically, but without limitation, power and authority to sign for us or in any of our names and in the capacities indicated below any and all amendments (including post effective amendments) to this Registration Statement, or any related Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES E. BROWN	President, Chief Executive Officer and Director	August 8, 2014
James E. Brown	(Principal Executive Officer)

/s/ FELIX THEEUWES	Chairman and Chief Scientific Officer	August 8, 2014
Felix Theeuwes

/s/ MATTHEW J. HOGAN	Chief Financial Officer	August 8, 2014
Matthew J. Hogan	(Principal Accounting Officer)

/s/ SIMON X. BENITO	Director	August 8, 2014
Simon X. Benito

/s/ TERRENCE F. BLASCHKE	Director	August 8, 2014
Terrence F. Blaschke

/s/ DAVID R. HOFFMANN	Director	August 8, 2014
David R. Hoffmann

/s/ ARMAND P. NEUKERMANS	Director	August 8, 2014
Armand P. Neukermans

/s/ JON S. SAXE	Director	August 8, 2014
Jon S. Saxe

/s/ JAY SHEPARD	Director	August 8, 2014
Jay Shepard

INDEX TO EXHIBITS

Exhibit Number

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 to our Registration Statement on Form S-1, as amended (File No. 333-35316), initially filed on April 20, 2000).

4.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.4 to our Post-Effective Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-155042), filed on July 1, 2010).

4.3	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.5 to our Registration Statement on Form S-1, as amended (File No. 333-35316), initially filed on April 20, 2000).

5.1	Opinion of Morrison & Foerster LLP.

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Powers of Attorney (see signature page).

99.1	2000 Stock Plan, as amended and restated (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K (File No. 000-31615) filed on June 17, 2014).